DRYDEN MUNICIPAL BOND FUND
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                          June 28, 2007





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Municipal Bond Fund-the "Fund"
	File No.:  811-4930


Ladies and Gentlemen:

      Please find enclosed the Annual Report on Form N-SAR for the Fund for fiscal year-ended ended
April 30, 2007. The form was filed electronically via the EDGAR System.


                                          Very truly yours,



                                     /s/ Claudia DiGiacomo
                                          Claudia DiGiacomo
                                          Assistant Secretary




      This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of June 2007.




DRYDEN MUNICIPAL BOND FUND



Witness:   /s/ George Chen  			By:    /s/ Claudia DiGiacomo
             George Chen				Claudia DiGiacomo
      						Assistant Secretary




T:\CLUSTER 3\N-SAR\MBF\4-30-07 Annual cover.doc